As filed with the U.S. Securities and Exchange Commission on April 19, 2024

Registration No. [●]

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

mF INTERNATIONAL LIMITED

(Exact name of registrant as specified in its charter)

British Virgin Islands	6199	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Unit 1801, Fortis Tower, 77-79 Gloucester Road,

Wan Chai, Hong Kong

(+852) 3426-6200

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Cogency Global Inc.

122 East 42nd Street, 18th Floor

New York, NY 10168

800-221-0102

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a Copy to:

Ying Li, Esq. Lisa Forcht, Esq. Hunter Taubman Fischer & Li LLC 950 Third Avenue, 19th Floor New York, New York 10022 (212) 530-2206	M. Ali Panjwani, Esq. Pryor Cashman LLP 7 Times Square, 40th Floor New York, New York 10036 (212) 421-4100

Approximate date of commencement of proposed sale to the public: Promptly after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-274158

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act ☐

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The registration statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

This registration statement is being filed pursuant to Rule 462(b) and General Instruction V to Form F-1, both promulgated under the Securities Act of 1933, as amended. The contents of the registration statement on Form F-1 (File No. 333-274158) initially filed by mF International Limited (the “Company”) with the United States Securities and Exchange Commission (the “Commission”) on August 22, 2023 (the “Prior Registration Statement”), which was declared effective by the Commission on March 29, 2024, including all amendments, supplements and exhibits thereto and each of the documents filed by the Company with the Commission and incorporated or deemed to be incorporated therein, are incorporated herein by reference.

The Company is filing this registration statement for the sole purpose of increasing the offering amount. The additional securities that are being registered for sale are in an amount that represents no more than 20% of the maximum aggregate principal amount set forth in the Prior Registration Statement. The required opinions of counsel and related consents and accountant’s consents are attached hereto and filed herewith. Pursuant to Rule 462(b), the contents of the Prior Registration Statement, including the exhibits thereto, are incorporated by reference into this registration statement.

The required opinions and consents are listed on an Exhibit Index attached hereto.

EXHIBIT INDEX

Exhibit No.	Description
5.1	Form of Opinion of Ogier regarding the validity of the Ordinary Shares being registered
23.1	Consent of Friedman LLP, Independent Registered Public Accounting Firm
23.2	Consent of Marcum Asia CPAs LLP, Independent Registered Public Accounting Firm
23.3	Consent of Ogier (included in Exhibit 5.1)
107	Filing Fee

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hong Kong, on April 19, 2024.

mF International Limited

By:	/s/ Chi Weng Tam
Chi Weng Tam
Chief Executive Officer and Executive Director
(Principal Executive Officer)

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Tai Wai (Stephen) Lam	Chairman and Executive Director	April 19, 2024
Name: Tai Wai (Stephen) Lam

/s/ Chi Weng Tam	Chief Executive Officer and Executive Director	April 19, 2024
Name: Chi Weng Tam	(Principal Executive Officer)

/s/ Sui Yee Yeung	Chief Financial Officer	April 19, 2024
Name: Sui Yee Yeung	(Principal Financial and Accounting Officer)

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933 as amended, the undersigned, the duly authorized representative in the United States of America, has signed this registration statement thereto in New York, NY, on April 19, 2024.

By:	Cogency Global Inc. Authorized U.S. Representative

/s/ Colleen A. De Vries
Name:	Colleen A. De Vries
Title:	Senior Vice President on behalf of Cogency Global Inc.